EXHIBIT 4.5

                                 AMENDMENT NO. 3

                                       TO

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

      THIS AMENDMENT NO. 3 ("Amendment") is entered into as of October 31, 2003 by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized under the laws of the State of Delaware ("Borrower"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), the various other financial institutions (together with PNC, collectively the "Lenders") named in or which hereafter become a party to the Loan Agreement (as hereafter defined) and PNC as agent for Lenders (in such capacity, "Agent") and as Issuing Bank.

                                   BACKGROUND

      Borrower, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provides Borrower with certain financial accommodations.

      Borrower has requested that Lenders amend certain provisions of the Loan Agreement and Agent, on behalf of Lenders is willing to do so on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

      2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

            (a) Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

            "Amendment No. 3" shall mean Amendment No. 3 to Revolving Credit, Term Loan and Security Agreement dated as of October 31, 2003.

            (b) Section 2.1 of the Loan Agreement is hereby amended in its entirety to provide as follows.

            "2.1 Revolving Credit Facility. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, agrees to make available to Borrower a sum equal to such Lender's Commitment Percentage of a revolving line of credit (the "Revolving Credit Facility") in the maximum principal amount outstanding at any one time of EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000) (the "Revolving Credit Limit"), which revolving line of credit shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Facility Note") substantially in the form attached hereto as Exhibit G."

      3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received
(i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by Guarantors, (ii) an amendment fee of $30,000 (which fee shall be charged to Borrower's Account), (iii) a copy of the resolutions, in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and (iv) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

      4. Representations and Warranties. Borrower hereby represents and warrants as follows:

            (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

            (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

            (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

            (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

            (e) Borrower is incorporated in the State of Delaware.

      5. Effect on the Loan Agreement.

            (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

            (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall


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

remain in full force and effect, and are hereby ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

      6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

      7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                          PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                                          By: /s/ Richard T. Kelecy
                                              ----------------------------------
                                              Name: Richard T. Kelecy
                                              Title: V.P.

                                          PNC BANK, NATIONAL ASSOCIATION, as
                                          Agent and Lender

                                          By: /s/ Alex M. Council, IV
                                              ----------------------------------
                                              Name: Alex M. Council, IV
                                              Title: Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]


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

CONSENTED AND AGREED TO:

SCHREIBER, YONLEY AND ASSOCIATES, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

PERMA-FIX TREATMENT SERVICES, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

PERMA-FIX, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

PERMA-FIX OF NEW MEXICO, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

PERMA-FIX OF FLORIDA, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

PERMA-FIX OF MEMPHIS, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.


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

PERMA-FIX OF DAYTON, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

PERMA-FIX OF FT. LAUDERDALE, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

PERMA-FIX OF ORLANDO, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

PERMA-FIX OF SOUTH GEORGIA, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

PERMA-FIX OF MICHIGAN, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

DIVERSIFIED SCIENTIFIC SERVICES, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.


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

INDUSTRIAL WASTE MANAGEMENT, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

MINTECH, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.

RECLAMATION SYSTEMS, INC.

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
   Title: V.P.

EAST TENNESSEE MATERIALS & ENERGY
CORPORATION

By: /s/ Richard T. Kelecy
    -------------------------------------------
    Name: Richard T. Kelecy
    Title: V.P.


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